EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of April 23, 2010, is by and among NACEL Energy Corporation, a Wyoming corporation with offices located at 9375 E. Shea Blvd., Suite 100, Scottsdale, Arizona 85260 (the “Company”), Iroquois Master Fund Ltd. (the “Holder”) and, solely for purposes of Sections 3(c), 3(f), 4 and 5 hereof, each of the Subsidiaries (as defined in the Note).

RECITALS

A.          The Company and the Holder entered into that certain Securities Purchase Agreement, dated as of November 23, 2009 (as amended and modified by this Agreement, the “Purchase Agreement”).

B.    Simultaneously with the consummation of the transactions contemplated by the Purchase Agreement, the Company issued and sold to the Holder (i) a Note (as defined in the Purchase Agreement) in the original principal amount of $900,000 (the “2009 Note”), which is convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms thereof, (ii) a Series A Warrant (as defined in the Purchase Agreement) to acquire up to 1,250,000 shares of Common Stock (the “2009 Series A Warrant”) (as exercised, collectively, the “2009 Series A Warrant Shares”), (iii) a Series B Warrant (as defined in the Purchase Agreement) to acquire up to 1,000,000 shares of Common Stock (the “2009 Series B Warrant”) (as exercised, collectively, the “2009 Series B Warrant Shares”) and (iv) a Series C Warrant (as defined in the Purchase Agreement) to acquire up to 1,250,000 shares of Common Stock (the “2009 Series C Warrant”) (as exercised, collectively, the “2009 Series C Warrant Shares”).  The 2009 Series A Warrant, the 2009 Series B Warrant and the 2009 Series C Warrant are collectively referred to herein as the “2009 Warrants.”  The 2009 Series A Warrant Shares, the 2009 Series B Warrant Shares and the 2009 Series C Warrant Shares are collectively referred to herein as the “2009 Warrant Shares.”

C.           Since the issuance of the 2009 Note, one or more Events of Default (as defined in the 2009 Note) have occurred thereunder.

D.           In exchange for the 2009 Note and the 2009 Warrants, the Company has authorized the issuance to the Holder of (i) a senior secured convertible note, in the form attached hereto as Exhibit A (including all senior secured convertible notes issued in exchange therefor or replacement thereof, the “Note”), which Note shall be convertible into shares of Common Stock (as converted, the “Conversion Shares”), in accordance with the terms thereof, (ii) a Series A Warrant, in the form attached hereto as Exhibit B (including all warrants issued in exchange therefor or replacement thereof, the “Series A Warrant”) to acquire up to 3,750,000 shares of Common Stock (as exercised, collectively, the “Series A Warrant Shares”), (iii) a Series B Warrant, in the form attached hereto as Exhibit C (including all warrants issued in exchange therefor or replacement thereof, the “Series B Warrant”) to acquire up to 3,000,000 shares of Common Stock (as exercised, collectively, the “Series B Warrant Shares”) and (iv) a Series C Warrant, in the form attached hereto as Exhibit D (including all warrants issued in exchange therefor or replacement thereof, the “Series C Warrant”) to acquire up to 3,750,000 shares of Common Stock (as exercised, collectively, the “Series C Warrant Shares”). The Series A Warrant, the Series B Warrant and the Series C Warrant are collectively referred to herein as the “Warrants.” The Series A Warrant Shares, the Series B Warrant Shares and the Series C Warrant Shares are collectively referred to herein as the “Warrant Shares.” The Note, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

E.           The exchange of the 2009 Note and 2009 Warrants for the Note and Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act, as amended (the “1933 Act”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.	EXCHANGE OF 2009 NOTE AND 2009 WARRANTS.

(a)         2009 Note and 2009 Warrants. Simultaneously with the execution of this Agreement, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the 2009 Note and 2009 Warrants for the Note and the Warrants.

(b)          Closing. The closing (the “Closing”) of the exchange of the 2009 Note and 2009 Warrants shall occur at the offices of Greenberg Traurig, LLP, 77 W. Wacker Drive, Suite 3100, Chicago, Illinois 60601. The Closing shall occur on the date hereof simultaneously with the execution of this Agreement (the “Closing Date”). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c)          Delivery. Within three (3) Business Days following the Closing Date, the Holder shall deliver the 2009 Note and the 2009 Warrants to the address specified in writing by the Company. Within one (1) Business Day following the Closing Date, the Company shall deliver the Note and Warrants to the address specified in writing by the Holder, in all cases duly executed on behalf of the Company and registered in the name of the Holder or its designee.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby makes, subject to the exceptions set forth in the Disclosure Schedules attached to this Agreement, each and every representation and warranty to the Holder that is contained in the Purchase Agreement as if each and every such representation and warranty was originally made on the date hereof and made with respect to the Securities and the transactions contemplated by this Agreement, and each and every such representation and warranty is hereby incorporated herein by reference. For purposes of this Agreement, “Exchange Documents” means this Agreement, the Note, the Warrants and each of the other agreements and instruments entered into by the parties hereto in connection with the transactions contemplated hereby and thereby.

3.	COVENANTS.

(a)          Fees.  The Company shall reimburse the Holder or its designee(s) for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Exchange Documents (including, without limitation, all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Exchange Documents and due diligence in connection therewith) and in connection with its dealings with the Company and the Subsidiaries with respect to the Transaction Documents (as defined in the Purchase Agreement) up to $35,000, which amount shall be paid by the Company at the Closing by adding such amount to the original principal amount of the Note issued to the Holder at the Closing or paid by the Company by wire transfer of immediately available funds on demand by the Holder upon termination of this Agreement so long as such termination did not occur as a result of a material breach by the Holder of any of its obligations hereunder (as the case may be). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Holder) relating to or arising out of the transactions contemplated hereby incurred by the Company. The Company shall pay, and hold the Holder harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(b)          Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Exchange Documents in the form required by the 1934 Act (as defined in the Purchase Agreement) and attaching all the material Exchange Documents (including, without limitation, this Agreement and the forms of the Note and Warrants) (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information delivered to the Holder by the Company or any of the Subsidiaries, or any of their respective officers, directors, employees or agents (if any) in connection with the transactions contemplated by the Exchange Documents. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing (other than the 8-K Filing), announcement, release or otherwise, except (a) as required by federal securities law in connection with the filing of final Exchange Documents (including signature pages thereto) with the SEC (as defined in the Purchase Agreement) and (b) to the extent such disclosure is required by applicable law or market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted hereunder.

(c)          Transaction Documents. It is expressly understood and agreed that (i) this Agreement and the other Exchange Documents shall be “Transaction Documents,” (ii) for all purposes of all the Transaction Documents (including, without limitation, with respect to all rights, powers, remedies and benefits provided to the Holder thereunder), the Note, the Conversion Shares, the Warrants, the Warrant Shares and the Securities shall be deemed to have been issued pursuant to the Purchase Agreement and shall be treated as if they were the “Notes,” “Conversion Shares,” “Warrants,” “Warrant Shares” and “Securities” under the Purchase Agreement and the other Transaction Documents and (iii) that the Transaction Documents are hereby amended to give full force and effect to the transactions contemplated by this Agreement and the other Exchange Documents. Except as otherwise expressly provided herein, (1) the Purchase Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (A) all references in the Purchase Agreement to the “Purchase Agreement,” “hereto,” “hereof,” “this Agreement,” “hereunder” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Agreement, (B) all references in the other Transaction Documents to the “Purchase Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Agreement, (C) all references in Transaction Documents to the “Transaction Documents,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Documents shall mean the Transaction Documents as amended by this Agreement and (D) the Note and Warrants shall supersede and replace the 2009 Note and 2009 Warrants and (2) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power, benefit or remedy of the Holder under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document and all of them shall continue in full force and effect (including, without limitation, the Security Interests (as defined in the Security Agreement (as defined in the Note)) created thereunder in favor of the Holder), as amended or modified by this Agreement.

(d)          Rule 144. The Company expressly acknowledges and agrees that for purposes of Rule 144(d) the Holder shall be deemed to have acquired the Note and each of the Warrants on November 24, 2009, and that the holding period for the Note and each of the Warrants may be tacked onto the holding period of the 2009 Note and each of the 2009 Warrants, respectively. The Company shall not (and shall cause each of its officers, directors, employees and agents to not) take any action or omit to take any action inconsistent with the foregoing. The Company shall take all actions necessary (including, without limitation, to cause the issuance by its legal counsel of any necessary legal opinions) to issue to the Holder Conversion Shares and Warrant Shares that are immediately freely tradable without restriction and not containing any restrictive legend, all without the need for any action by the Holder so long as the holding period for a non-affiliate under Rule 144 is met.

(e)          Anti-Dilution Acknowledgment. It is expressly understood and agreed that no security (as such term is defined in the 1933 Act) of the Company or any of the Subsidiaries that has been issued, or is issued or issuable on or after the date hereof, to JMJ Financial or any of its affiliated or related Persons (as defined in the Purchase Agreement) shall be an Excluded Security (as defined in the Purchase Agreement) and that Section 7 of the Note and Section 2 of the Warrants shall apply to the issuance of all securities of the Company or any of the Subsidiaries (including, without limitation, Common Stock issuable upon conversion of any promissory note and disregarding any floor price set forth therein) to JMJ Financial or any of its affiliated or related Persons.

(f)          Acknowledgments. The Company and each Subsidiary expressly acknowledge and agree that (i) the amount to be added to the original principal amount of the Note as contemplated by Section 3(a) is a Secured Obligation (as defined in the Security Agreement) and (ii) the Note does not extinguish the indebtedness evidenced by the 2009 Note and is not a novation, repayment or reborrowing thereof but rather is given in replacement and substitution of the 2009 Note. Each of the Subsidiaries (1) without implication that the contrary would otherwise be true or is required, consent to the transactions contemplated hereby and the terms hereof and the other Exchange Documents and (2) without limiting Section 3(c), ratifies and confirms that all of its respective obligations and undertaking under its respective Guaranty (as defined in the Security Agreement) and agrees that such obligations and undertakings remain in full force and effect and acknowledges and agrees that there is no defense, setoff or counterclaim of any kind or nature to such obligations and undertakings.

4.	TERMINATION.

In the event that the Closing shall not have occurred on or before three (3) days from the date hereof, any such non-breaching party at any time shall have the right to terminate its obligations under this Agreement with respect to such breaching party on or after the close of business on such date without liability of such non-breaching party to any other party; provided, however, notwithstanding any such termination the Company shall remain obligated to reimburse the Holder for the expenses described in Section 3(a) above. Nothing contained in this Section 4 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Exchange Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Exchange Documents.

5.	MISCELLANEOUS.

(a)          Governing Law; Jurisdiction; Jury Trial. The parties hereby agree that pursuant to 735 Illinois Compiled Statutes 105/5-5 they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)          Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. For purposes of this Agreement for the Holder’s benefit, the word “state” or “states” includes any “province” or “provinces” in Canada and the concept of “law, rules or regulations” includes laws, rules and regulations under applicable law, rules and regulations in Canada.

(d)          Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (including, without limitation, the other Exchange Documents) (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or its Subsidiaries (as the case may be), or payable to or received by the Holder, under the Transaction Documents (including, without limitation, under the Exchange Documents), including without limitation, any amounts that would be characterized as “interest” under applicable law (including, without limitation, any applicable Canadian law), exceed amounts permitted under any such applicable law. Accordingly, if any obligation to pay, payment made to the Holder, or collection by the Holder pursuant any of the Transaction Documents (including, without limitation, under the Exchange Documents) is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Holder, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Holder, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Holder under the Transaction Documents (including, without limitation, under the Exchange Documents). For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Holder under any of the Transaction Documents (including, without limitation, under the Exchange Documents) or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e)          Entire Agreement; Amendments. This Agreement, the other Exchange Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holder, the Company, the Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Exchange Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) except as expressly contemplated by Section 3(c), have any effect on any agreements the Holder has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by the Holder in the Company or (ii) except as expressly contemplated by Section 3(c), waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to the Holder or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and the Holder and all such agreements shall continue in full force and effect. Except as specifically set forth herein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No provision of this Agreement may be waived other than by an instrument in writing signed by the waiving party. Without limiting the foregoing, the Company confirms that the Holder has not made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise.

(f)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as set forth in Section 9(f) of the Purchase Agreement or such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Greenberg Traurig, LLP shall be provided copies of notices sent to the Holder. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee or transferee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder, including, without limitation, by way of a Fundamental Transaction (as defined in the Note and Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note and Warrants. The Holder may assign some or all of its rights hereunder in connection with any assignment or transfer of any of its Securities without the consent of the Company, in which event such assignee or transferee shall be deemed to be a Holder hereunder with respect to such assigned rights.

(h)          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Released Parties (as defined below) referred to in Section 5.

(i)           Survival. The representations, warranties, agreements and covenants shall survive the Closing.

(j)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)          Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement and are hereby incorporated by reference.

[signature pages follow]

IN WITNESS WHEREOF, the Holder, the Company and each of the Subsidiaries have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

NACEL ENERGY CORPORATION

By:	/s/ Mark Schaftlein
Name: Mark Schaftlein
Title: Director President

IN WITNESS WHEREOF, the Holder, the Company and each of the Subsidiaries have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SUBSIDIARIES:

0758817 B.C. LTD., a corporation existing pursuant to the British Columbia Business Corporations Act

By:	/s/ Mark Schaftlein
Name:	Mark Schaftlein
Title:	Manager

BLUE CREEK WIND ENERGY FACILITY LLC, a Texas limited liability company

By:	/s/ Mark Schaftlein
Name:	Mark Schaftlein
Title:	Manager

CHANNING FLATS WIND ENERGY FACILITY LLC, a Texas limited liability company

By:	/s/ Mark Schaftlein
Name:	Mark Schaftlein
Title:	Manager

HEDLEY POINTE WIND ENERGY FACILITY LLC, a Texas limited liability company

By:	/s/ Mark Schaftlein
Name:	Mark Schaftlein
Title:	Manager

LEILA LAKE WIND ENERGY FACILITY LLC, a Texas limited liability company

By:	/s/ Mark Schaftlein
Name:	Mark Schaftlein
Title:	Manager

IN WITNESS WHEREOF, the Holder, the Company and each of the Subsidiaries have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SUBSIDIARIES:

SNOWFLAKE WIND ENERGY FACILITY LLC, an Arizona limited liability company

By:	/s/ Mark Schaftlein
Name:	Mark Schaftlein
Title:	Manager

SWISHER WIND ENERGY FACILITY LLC, a Texas limited liability company

By:	/s/ Mark Schaftlein
Name:	Mark Schaftlein
Title:	Manager

IN WITNESS WHEREOF, the Holder, the Company and each of the Subsidiaries have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:

IROQUOIS MASTER FUND LTD.

/s/ Joshua Silverman
By: Joshua Silverman, Authorized Signatory